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Exhibit 23

Independent Auditors' Consent

The Board of Directors
Duke Realty Corporation:

We consent to incorporation by reference in the registration statements No. 333-62381, No. 33-64659, No. 333-24289, No. 333-66919, No. 333-50081, No. 333-26833, No. 333-82063, No. 333-85009, No. 333-35008, No. 333-39498, No. 333-44858, No. 333-51344, No. 333-37920, No. 333-59138 and No. 333-70678 on Form S-3 and No. 33-55727, No. 333-39965, No. 333-82061, No. 333-35162, No. 333-42513, and No. 333-59508 on Form S-8 of Duke Realty Corporation of our audit report dated January 30, 2002, except as to note 15, which is as of October 9, 2002, with respect to the consolidated balance sheets and financial statement schedule of Duke Realty Corporation and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2001.

/s/ KPMG LLP

KPMG LLP
Indianapolis, Indiana
October 14, 2002

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  Exhibit 23
Independent Auditors' Consent